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                          CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors" and "Audited Financial Statements," and to the use of our report dated January 22, 1999 in the Registration Statement (Form N-1A) and its incorporation by reference in the related Prospectus and Statement of Additional Information of the State Farm Variable Product Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 (File No. 333-22467) and in this Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08073).




                                                          ERNST & YOUNG LLP

Chicago, Illinois
February 24, 1999